Exhibit 10.22.1

SECOND AMENDMENT TO THE RESTATED AND AMENDED
PUBLIC SERVICE COMPANY OF NEW MEXICO
ACCELERATED MANAGEMENT PERFORMANCE PLAN
(1988)

            THIS IS THE SECOND AMENDMENT to the Restated and Amended Public Service Company of New Mexico Accelerated Management Performance Plan (1988) (the "AMP") is made this 8th day of December, 1992, by the Public Service Company of New Mexico (the "Company").

            WHEREAS, the Company adopted the AMP, in 1981 in order to provide for the acceleration of the accrual of retirement benefits for various executives of the Company;

            WHEREAS, under Section 9.01 of the plan document, the Company reserved the right at any time to amend the AMP;

            WHEREAS, during the period from 1982 through 1986, certain executives retired from the Company (the "Pre-1988 Retirees") and commenced receiving benefits under the AMP and the PNM Employees' Retirement Plan (the "Retirement Plan").

            WHEREAS, a review of the files maintained by the Company's Employee Benefits Department with respect to the Pre-1988 Retirees indicates the amounts applicable to each executive varies between the amount paid pursuant to the AMP and the amount paid pursuant to the Retirement Plan because the method of calculation of such payments was inconsistent with such plans as authorized by the Board of Directors of the Company (the "Board"); although, the total monthly amount being paid each such executive is not materially inaccurate;

            WHEREAS, as a result of such calculations, a certain portion of the retirement benefits are being paid to Pre-1988 Retirees or their spouses, from the general assets of the Company rather than from the Retirement Plan, although such payments were not previously authorized pursuant to the AMP plan document;

            WHEREAS, the Company recognizes that to discontinue or to correct such payments at this time would cause ill will and misunderstanding with the retirees and current employees and may result in protracted and expensive litigation; and

            WHEREAS, to avoid disruption to the lives of the Pre-1988 Retirees, and to avoid the time and expense of litigation and the ill will that such disruption of such benefits would create, the Company shall continue such payments to those Pre-1988 Retirees or their survivors, as may be applicable, in such amounts as set forth in the Second Amendment.

Exhibit 10.22.1

           NOW, THEREFORE, the Company does hereby amend the AMP in the manner and to the extent hereinafter set forth:

            New Sections 5.05, 5.06 and 5.07 are hereby added to the AMP plan document to read as follows:

            5.05  Benefits Payable to Pre-1988 Retirees.  Those Pre-1988 Retirees listed in Exhibit "B" shall receive a monthly annuity for the remainder of each such Pre-1988 Retiree's life and, if applicable, a survivor annuity to his or her spouse, in an amount set forth opposite the Pre-1988 Retiree's name on Exhibit "B".

            5.06  Applicability of Other Plan Provisions.  The Method of Distribution, Source of Payments, Forfeitures, Plan Administration, Amendment and Termination and Miscellaneous provisions (Section 5.03 and Articles 6, 7, 8 and 9 respectively) of the AMP plan document shall apply equally to the Pre-1988 Retirees, as set forth in Section 5.05, as if such Pre-1988 Retirees were either "Employees" or "Participating Employees" pursuant to the AMP plan document.

            5.07  Non-Cumulative Benefits.  The Second Amendment ratifies and confirms the continuing payment of certain retirement benefits which the Pre-1988 Retirees have been receiving, but is not intended to increase any such amounts or increase any benefits or the form of the benefits currently being received by such Pre-1988 Retirees.

            IN WITNESS WHEREOF, Public Service Company of New Mexico has caused this Second Amendment to the AMP to be executed by its authorized officers the date and year first above written.

                                                                        PUBLIC SERVICE COMPANY

                                                                        OF NEW MEXICO

                                                                        By  _____/s/__J.T. Ackerman__________

                                                                                    JOHN T. ACKERMAN, Chairman

                                                                                    And President

ATTEST:

__/s/_Karen A. Knight ______

Assistant Secretary

Exhibit 10.22.1

EXHIBIT "B"

to the Second Amendment to the Restated and
Amended Public Service Company of New Mexico
Accelerated Management Performance Plan (1988)

	Benefit	Form of
Participant	Amount	Benefit
Phillip Archibeck	277.44	100% S.B.
Wayne Badsgard	165.72	100% S.B.
Carl David Bedford	510.83	Life Only
Raymond C. Cainski	218.59	50% S.B.
Earl W. Carr	120.45	50% S.B.
Ramona Dunmore	23.04	Life Only
Ed Fogelman	165.72	100% S.B.
Frank Gray	217.68	Life Only
Richard Lake	266.51	2/3rds S.B.
Ross Mullins	51.73	2/3rds S.B.
Mary Salazar-Sutton	186.80	Life Only
Jean Smith	159.58	Life Only

 S.B.  =  Survivor Benefit